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Exhibit 10.28

As of September 3, 2003

Gene Musselman
Groot Haesebroekseweg 37
Wassenaar, The Netherlands 2243 ED

Re:	Addendum to employment letter agreement among UnitedGlobalCom, Inc., United Pan-Europe Communications N.V. and yourself dated December 4, 2002 ("Employment Agreement")

Dear Gene:

        This letter agreement constitutes an addendum to the Employment Agreement. Subject to the terms and conditions set forth below and your acceptance of such terms and conditions, the Employment Agreement is modified as follows:

        1.     Title: Your title will be changed from the current title to "President and Chief Operating Officer of UPC Broadband Division" of UGC Europe, Inc. ("UGCE").

        2.     Term: The term of the Employment Agreement is extended to December 31, 2007.

        3.     Bonus: The Company has paid you a bonus in the amount of $500,000 (the "Bonus"). The Bonus will not be tax equalized under the Company's tax equalization policy.

        4.     SARs Grant: On October 7, 2003, the Compensation Committee of UGCE approved a grant of stock appreciation rights ("SARs") to you based on the following criteria:

  a.
  SARs shall vest monthly over a period of five (5) years, and will be subject to all the terms and conditions of the UGCE equity incentive plan pursuant to which the SARs were granted.

        5.     Minimum Gain: UnitedGlobalCom, Inc. ("United") agrees to ensure that during the term of your employment and upon full vesting and exercise of the SARs, you will realize a pre-tax Gain of at least one million dollars ($1,000,000) (the "Guarantee"), subject to the following:

  a.
  "Gain" shall mean either (i) the actual pre-tax gain realized upon exercise of the SARs equal to the value of the payment received, or (ii) a calculated gain at any time equal to the last reported per share sales price on the NASDAQ National Market System or other public exchange on which the Shares are traded for any given day less the base price times the number of vested SARs at that time.

  b.
  If at any time prior to or after full vesting of the SARs, the Gain calculated for the number of vested SARs at that time is equal to or greater than the Guarantee for sixty (60) consecutive days ("Gain Period"), then the Guarantee no longer applies and is null and void. The Guarantee will be partially extinguished in the following situations:

  (i)
  if during the time period 20% of the SARs are vested, and the Gain is equal to at least 20% of the Guarantee for the Gain Period, 20% of the Guarantee no longer applies and is null and void;

  (ii)
  if during the time period 40% of the SARs are vested, and the Gain is equal to at least 40% of the Guarantee for the Gain Period, 40% of the Guarantee no longer applies and is null and void; and

  (iii)
  if during the period 60% of the SARs are vested, and the Gain is equal to at least 60% of the Guarantee for the Gain Period, 60% of the Guarantee no longer applies and is null and void.

    (iv)
    if during the period 80% of the SARs are vested, and the Gain is equal to at least 80% of the Guarantee for the Gain Period, 80% of the Guarantee no longer applies and is null and void.

  c.
  In the event prior to full vesting of the SARs, you elect to exercise SARs, the following applies:

  (i)
  First calculate the percentage of SARs received to total number of Shares for which SARs are held ("Percentage Exercised").

  (ii)
  Calculate the Gain on the Shares sold.

  (iii)
  If the Gain on the SARs exceeds the Percentage Exercised times the Guarantee, that amount is deducted from the Guarantee.

  (iv)
  If the Gain on the SARs is less than the Percentage Exercised times the Guarantee, then a Percentage of the Guarantee equal to the Percentage Exercised is extinguished and null and void.

        6.     Termination of Employment: If your employment with United is terminated, either voluntarily by you or by United for cause, all vesting of the SARs stops as of the date of termination of employment.

  a.
  If your employment with United is terminated by you voluntarily prior to the date one year after you have received the Bonus, you will pay the Bonus back to the Company.

  b.
  If your employment with United is terminated by you voluntarily prior to December 31, 2007, the Guarantee is null and void.

  c.
  If you are terminated without cause prior to December 31, 2007, the Gain will be calculated on all vested Options, and United will pay the difference between the Gain and the Guarantee to you.

  c.
  If you are terminated for Cause as defined in the Employment Agreement, the Guarantee is null and void.

        Except as modified by this addendum, all other terms and conditions of your Employment Agreement remain in full force and effect, and the Employment Agreement and this addendum contains the parties entire agreement with respect to your employment.

        Please indicate your acceptance to the above terms and conditions by signing below and returning one executed original to me, along with the attached notices.

UNITEDGLOBALCOM, INC. [Employer]		AGREED AND ACCEPTED:
By:	/s/ MICHAEL T. FRIES Michael T. Fries President & Chief Executive Officer	By:	/s/ GENE MUSSELMAN Gene Musselman, Employee
Date:	March 11, 2004	Date:	March 11, 2004
UNITED PAN-EUROPE COMMUNICATIONS N.V. [Host Company]
By:	/s/ ANTON TUIJTEN Attorney-In-Fact
Date:	March 11, 2004
By:	/s/ CHARLES H.R. BRACKEN Attorney-In-Fact
Date:	March 11, 2004

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  Exhibit 10.28